UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/27/2007

SGS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of Principal Executive Offices, Including Zip Code)

(502) 637-5443
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

In a Current Report on Form 8-K filed on July 20, 2007, as amended by a Form 8-K/A filed on July 25, 2007 (as amended, the "Initial 8-K"), SGS International, Inc. (the "Company") reported that it dismissed PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm on July 16, 2007. The Company also reported in the Initial 8-K that it was in the process of engaging BDO Seidman, LLP ("BDO") to serve as the independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2007, subject to BDO's completing required client acceptance procedures. BDO has completed its required client acceptance procedures and, effective as of July 27, 2007, the Company has engaged BDO as its independent registered public accounting firm.

        During the period ended December 30, 2005, the one-day ended December 31, 2005 and the fiscal year ended December 31, 2006, and through July 27, 2007, the Company has had no consultations with BDO concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on its financial statements as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934 (the "Exchange Act"); or (c) any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act. As reported in the Initial 8-K, the Company informed BDO of the facts and circumstances surrounding the seven material weaknesses in controls over financial reporting referred to in the Initial 8-K and the disagreement with PwC referred to in the Initial 8-K and has authorized PwC to respond fully to the inquiries of BDO concerning such material weaknesses and disagreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SGS International, Inc.

Date: August 01, 2007.	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary